SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on January 12, 1995.


                         AMERICREDIT CORP.


                         By:  /s/ Clifton H. Morris, Jr.
                              Clifton H. Morris, Jr.,
                                   Chairman of the Board,
                                   President and Chief Executive
                                   Officer



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clifton H. Morris, Jr. and Chris A. Choate, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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               Pursuant to the requirements of the
     Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature            Capacity          Date

     /s/ Clifton H. Morris, Jr.  Chairman   December 27,1994
     (Clifton H. Morris, Jr.) of the Board, President,
                              and Chief Executive
                              Officer of the
                              Company

     /s/ Daniel E. Berce    Vice President,  December 27,1994
       (Daniel E. Berce)      Financial Officer,
                              Treasurer and Director
                              of the Company
                              (Principal Financial
                              and Accounting Officer)

     /s/ Michael R. Barrington   Vice Pres-  December 27,1994
     (Michael R. Barrington)  ident and Director
                              of the Company

     /s/ James H. Greer     Director of the  December 27,1994
        (James H. Greer)      Company

     /s/ Gerald W. Haddock  Director of the  December 27,1994
       (Gerald W. Haddock)    Company

     /s/ Kenneth H. Jones, Jr.   Director    December 27,1994
     (Kenneth H. Jones, Jr.)  of the Company